Exhibit 10.82

SETTLEMENT AND RELEASE AGREEMENT

This SETTLEMENT AND RELEASE AGREEMENT (this “Agreement”) is dated as of February 9, 2024, by and between Safe & Green Holdings Corp. (together with its parents, subsidiaries and affiliates, “SGBX”) and Maxim Group LLC (together with its parents, subsidiaries and affiliates, “Maxim”). SGBX and Maxim are each sometimes referred to herein individually as a “Party” and together as the “Parties.”

W I T N E S S E T H

WHEREAS, on or around October 3, 2022, Maxim and SGBX executed an advisory agreement related to a potential spin-out, split-off or similar transaction by SGBX (the “Advisory Agreement”);

WHEREAS, pursuant to Section 3 of the Advisory Agreement, Maxim and SGBX agreed that, as a Success Fee1 upon the successful completion of a spin-out, split-off or similar transaction, the SGBX would remit to Maxim a cash fee in the amount of $825,000, less amounts previously paid to Maxim as Monthly Fees;

WHEREAS, on or about September 28, 2023, the SGBX completed the spin-out of Safe and Green Development Corporation, entitling Maxim to a Success Fee in the amount of $775,000 (i.e., $825,000 less $50,000 in Monthly Fees);

WHEREAS, the Parties wish to resolve certain disputes that have arisen or may arise between the Parties regarding their rights and obligations relating to the Advisory Agreement and Success Fees owing to Maxim; and

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. Consideration. As consideration for the Success Fee, SGBX shall pay and deliver to Maxim (or its parent, Maxim Partners LLC) the consideration as described below:

a.	On August 9, 2024, SGBX shall issue to Maxim Partners LLC shares of SGBX common stock equal to $187,500 (the “Maxim Shares”) based upon the lower of (i) the closing price of SGBX common stock on the date of issuance and (ii) the average closing price for the five (5) trading days prior to the date of issuance; the Maxim Shares shall be held by SGBX’s transfer agent in book entry in the name of Maxim Partners, and SGBX shall, immediately following issuance of the Maxim Shares, register such shares on Form-S-1 filed with the Securities and Exchange Commission, and such Maxim Shares shall be free of any restriction on transferability upon such registration;

[1]	Capitalized terms in this recital that are not otherwise defined herein shall have the meaning ascribed to them in the Advisory Agreement.

b.	$187,500 cash payment to Maxim Group LLC, which shall be paid within two (2) business days of the closing of the currently contemplated offering led by A.G.P./Alliance Global Partners (the “Offering”); and

c.	SGBX shall enter into a note in favor of Maxim in the principal amount of $375,000 in the form attached hereto as Exhibit A, which shall be executed concurrently with this Agreement (the “Maxim Note”).

2. Contingent Upon Closing of the Offering. This Agreement (including the Maxim Note) shall be deemed void if the Offering does not close on or before February 20, 2024.

3. Partial Release of SGBX. As of the date of payment and/or delivery of the consideration items set forth in Section 1, Maxim, for itself and any of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively a “Maxim Releasors”), hereby (a) releases, acquits and forever discharges SGBX and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and its present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each an “SGBX Releasee” and collectively, the “SGBX Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the Maxim Releasors ever had, now have or hereafter can, shall or may have against any of the SGBX Releasees by reason of any matter, cause or thing whatsoever arising out of Sections 3(a)-(b) of the Advisory Agreement, (collectively, the “SGBX Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the SGBX Released Claims, unless such claim relates to or arises from the SGBX Releasee’s failure to perform under this Agreement. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each Maxim Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the Maxim Releasors and shall inure to the benefit of the successors and assigns of the SGBX Releasees, and agrees that the SGBX Releasees shall have no further liabilities or obligations to Maxim Releasors under Sections 3(a)-3(b) of the Advisory Agreement, except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

4. Partial Release of Maxim. As of the date of payment and/or delivery of the consideration items set forth in Section 1, SGBX, for itself and each of its direct and indirect affiliates, parent corporations, subsidiaries, subdivisions, successors, predecessors, members, shareholders and assigns (collectively the “SGBX Releasors”), hereby (a) releases, acquits and forever discharges Maxim and each of its direct and indirect affiliates, parents, subsidiaries, subdivisions, successors, predecessors, members, shareholders, and assigns, and its present and former officers, directors, legal representatives, employees, agents and attorneys, and their heirs, executors, administrators, trustees, successors and assigns (the parties so released, herein each a “Maxim Releasee” and collectively, the “Maxim Releasees”) of and from any and all causes of actions, claims, suits, liens, losses, damages, judgments, demands, liabilities, rights, obligations, costs, expenses, and attorneys’ fees of every nature, kind and description whatsoever, at law or in equity, whether individual, class or derivative in nature, whether based on federal, state or foreign law or right of action, mature or unmatured, accrued or not accrued, known or unknown, fixed or contingent, which the SGBX Releasors ever had, now have or hereafter can, shall or may have against any Maxim Releasees by reason of any matter, cause or thing whatsoever arising under, related to Sections 3(a)-3(b) of the Advisory Agreement (collectively, the “Maxim Released Claims”) and (b) covenants not to institute, maintain or prosecute any action, claim, suit, complaint, proceeding or cause of action or any kind to enforce any of the Maxim Released Claims, unless such claim relates to or arises from Maxim’s failure to perform under this Agreement. In any litigation arising from or related to an alleged breach of this Section, this Agreement may be pleaded as a defense, counterclaim or crossclaim, and shall be admissible into evidence. Each SGBX Releasor expressly covenants and agrees that the release granted by it in this Section shall be binding in all respects upon the SGBX Releasors and shall inure to the benefit of the successors and assigns of the Maxim Releasees, and agrees that the Maxim Releasees shall have no further liabilities or obligations to the SGBX Releasors under Sections 3(a)-3(b) of the Advisory Agreement except as provided in this Agreement. Excluded from the foregoing releases are any claims relating to or arising from the enforcement of this Agreement.

5. Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

6. Further Assurances. Each Party hereto agrees that, from time to time, such Party will promptly execute and deliver all such further notices, instruments, consents and documents, and take all such further action, as may be reasonably necessary to effect the agreements of the Parties hereto set forth herein.

7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns. The Parties acknowledge and agree that the Maxim Releasees and SGBX Releasees are intended third party beneficiaries of this Agreement and that each of them may independently enforce the terms of this Agreement just as if they were parties.

8. Interpretation; Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties relating to the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and settlements, oral or written, relating to the subject matter, are merged herein. This Agreement is not intended to, nor shall be deemed to, obviate, supersede or otherwise affect any terms of the Underwriting Agreement or other agreements that may exist between the Parties, except as specifically set forth herein. This Agreement may not be altered or amended except by a written instrument signed by all of the Parties. Any provision of this Agreement is found to be contrary to law or otherwise invalid, void or unenforceable, it shall be deemed omitted but shall not affect the remaining terms of this Agreement, which shall remain in full force and effect.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any law or principles that would make this choice of law provision invalid. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10. Authority. Each person whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized and empowered to execute this Agreement on behalf of, and to bind, the person or entity on whose behalf his or her signature is affixed, and the Parties hereto represent and warrant that they have all requisite authority to enter into this agreement and effect the terms thereof.

[Signature Page Follows]

Intending to be legally bound hereby, the parties executed the foregoing Settlement and Release Agreement this 9th day of February 2024.

Safe & Green Holdings Corp.

By:	/s/ Paul Galvin
Name:	Paul Galvin
Title:	CEO

MAXIM GROUP LLC

By:	/s/ Clifford Teller
Name:	Clifford Teller
Title:	Co-President

Exhibit A

SAFE & GREEN HOLDINGS CORP.

PROMISSORY NOTE

$375,000	February 9, 2024

FOR VALUE RECEIVED, Safe & Green Holdings Corp., a corporation incorporated in Delaware (herein called the “Company”), hereby promises to pay to Maxim Group LLC (herein called the “Holder”), the principal sum of Three Hundred and Seventy-Five Thousand Dollars ($375,000). This note shall bear interest at the rate of 5% per annum. The principal amount of this Note shall be payable on the twelve (12) month anniversary of the date hereof (the “Maturity Date”).

Payments hereunder shall be made at such place as the holder hereof shall designate to the undersigned, in writing, in lawful money of the United States of America. Any payment which becomes due on a Saturday, Sunday or legal holiday shall be payable on the next business day. Should the Company conduct any capital raise during the term of this Promissory Note, within one (1) business day of the receipt of the proceeds from such raise, the Company shall transfer proceeds thereof to pay any principal amount outstanding pursuant to this Promissory Note pursuant to this schedule: (a) upon receipt of aggregate gross proceeds equaling or exceeding $5 million from such raise(s), the Company shall pay to the Holder the outstanding balance of this note, which shall be reflected in and paid from the flow of funds of the applicable capital raise.

This Note shall, (i) upon declaration by the Holder or (ii) automatically upon acceleration pursuant to clause (b) or (c) below, become immediately due and payable upon the occurrence of any of the following specified events of default:

(a)	If the Company shall default in the due and punctual payment of the principal amount of this Note when and as the same shall become due and payable, whether at maturity or by acceleration; or

(b)	If the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing; or an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 consecutive days.

(c)	Upon a breach of any term of that certain Settlement Agreement, dated as of the date hereof, between the Company and the Holder.

Declaration of this Note being immediately due and payable by the Holder may only be made by written notice to the Company declaring the unpaid balance of the principal amount of this Note to be due. Such declaration shall be deemed given upon the occurrence of any event specified in clause (b) above. In the event of a default, all costs of collection, including reasonable attorneys’ fees, shall be paid by the Company.

This Note may be prepaid by the Company in whole or in part at any time or from time to time without penalty or premium. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

The Company for itself and its successors and assigns hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or endorsement of this Note, and agrees that this Note shall be deemed to have been made under, and shall be interpreted and governed by reference to, the laws of the State of New York.

Except as expressly agreed in writing by the Holder, no extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note shall release, discharge, modify, change or affect the liability of the Company under this Note.

All of the covenants, stipulations, promises and agreements made by or contained in this Note on behalf of the undersigned shall bind its successors, whether so expressed or not.

No failure on the part of the Holder to exercise, and no delay in exercising, any right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of such rights preclude any other or further exercise thereof or the exercise of any other right.

THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

It is the intention of the Company and the Holder that all payments due hereunder will be treated for accounting and tax purposes as indebtedness of the Company to the Holder. Each of the Company and the Holder agrees to report such payments due hereunder for the purposes of all taxes in a manner consistent with such intended characterization.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions herein shall in no way be affected thereby.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by a duly authorized officer as of the date hereinabove set forth.

SAFE & GREEN HOLDINGS CORP.

By:
Name:
Title: